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                                                                   Exhibit 10.20


           THE SOURCE INFORMATION MANAGEMENT COMPANY 1998 OMNIBUS PLAN

                                    ARTICLE I
                               PURPOSE OF THE PLAN

The Source Information Management Company 1998 Omnibus Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees, officers, and directors of The Source Information Management Company, a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $0.01 par value Common Stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), and, in the case of directors, conversion of their director retainer fees into Stock for payment, thereby increasing such employees', officers', and directors' interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.


                                   ARTICLE II
                             ADMINISTRATION OF PLAN

2.1 The entire Board of Directors of the Company ("Board") will administer the Plan.

2.2  The Board shall have the sole power:

(a) subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to establish, amend and revoke rules and regulations relating to the Plan and its administration; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, to accelerate the time or times at which an Option may be exercised and increase the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Board shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

(b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

2.3 The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Board. All expenses and liabilities incurred by the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Board of any provision of the Plan and any determination by the Board under any provision of the Plan shall be final and conclusive for all purposes. Neither the Board nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.


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                                   ARTICLE III
                           SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article IX below, the Stock which may be issued under the Plan shall not exceed in the aggregate 1,850,000 shares, which Stock may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the Plan.


                                   ARTICLE IV
                           NONQUALIFIED STOCK OPTIONS

4.1 All employees, officers, and directors of the Company shall be eligible to receive the grant of Options under the Plan. The Board shall determine the employees, officer and directors to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Board shall seek information, advice and recommendations from management to assist the Board in its independent determination as to the persons to whom Options shall be granted. An employee, officer or director who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options. Each Optionee shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Optionee's Option, as determined in accordance with this Plan.

4.2 Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.3 The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined in Section 10.1) of the Stock on the date the Option is granted.

4.4 Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability; (iv) the date of expiration of the Option determined by the Board at the time the Option is granted and specified in such Option; or (v) the tenth (10th) annual anniversary date of the granting of the Option. However, the Board shall have the discretion, but not the obligation, to extend the expiration of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms. Such discretion may be exercised at the time of grant by express statement in the Option Agreement or prior to expiration and termination of the Option by resolution duly adopted by the Board.

4.5 An Option may be exercisable in installments or otherwise upon such terms as the Board shall determine when the Option is granted. In the event that an Option is exercisable only in installments, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of retirement (under normal Company policies), death, disability or a Change in Control (as defined in Section 10.2).

4.6 Upon exercise of an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company:
(i) in cash or by check payable and acceptable to the Company; (ii) if expressly permitted in the Option Agreement, by tendering to the Company shares of Stock owned by the Optionee having an aggregate Fair Market Value Per Share as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) if expressly


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permitted in the Option Agreement and to such instructions as the Board may specify, at the Optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee, provided that the Optionee has irrevocably instructed such broker to remit directly to the Company on the Optionee's behalf the full amount of the Exercise Price from the proceeds of such sale. In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Board may, upon confirming that the Optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

4.7 No shares will be issued upon exercise of an Option until the Company has received full payment of the Exercise Price for the shares. The Optionee shall have no rights as a stockholder until the shares are reflected as issued on the Company's stock transfer records.

4.8 Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of any shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the Nasdaq Stock Market or any Federal, state or local law. If the Optionee, or other person entitled to exercise an Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Board shall have the right to terminate the Option and the exercise thereof with respect to such shares.

4.9 No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee, except as otherwise provided in this paragraph. If the Optionee becomes disabled, the Option will be exercisable either by the Optionee's attorney-in-fact under a Durable Power of Attorney or by a duly appointed legal representative.


                                    ARTICLE V
                            DIRECTORS' RETAINER STOCK

5.1 Subject to the availability of shares of Stock under the Plan, each present or future member of the Board of Directors of the Company who is not also an employee of the Company or of any subsidiary of the Company shall, unless such director shall elect not to participate in this Plan, receive, in the form of Stock, all amounts payable from time to time for service on the Board, including any amounts payable with respect to service as chairperson of any committee of the Board or attendance at any meeting of the Board of Directors or any committee (collectively, "Retainer Fees").

5.2 A director may elect not to participate in the Plan by filing a written election ("the Election Agreement") with the Company before the beginning of each fiscal year of the Company. Any person who becomes a director during a fiscal year, and who was not a director prior to the beginning of such fiscal year, may file an Election Agreement to withdraw from participation in the Plan for fiscal year before his term begins. The Election Agreement shall continue until the director terminates or modifies such election by filing a new Election Agreement with the Company. An Election Agreement, once made by a director, shall be irrevocable with respect to all Retainer Fees otherwise payable while such Election Agreement is in effect. No Election Agreement, or any modification or termination thereof, shall apply to any portion of the Retainer Fee otherwise payable within six months of the date of such Election Agreement, modification or termination.

5.3 The Company shall establish and maintain a Stock Account for each participating director, which shall reflect all entries required to be made pursuant to the terms and conditions of the Plan. Credits made pursuant to
Section 5.4 shall be reflected on the books and records of the Company as an obligation to issue and deliver a number of shares of Stock on the specified payment date. No stock certificate shall be created or registered until the payment date.


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5.4  As of each date that any portion of the Retainer Fee would otherwise be payable to a participating director, the Company shall credit to such director's Stock Account a number of shares (rounded to the nearest whole share) equal to portion of the director's Retainer Fee divided by the Fair Market Price Per Share on such day.

5.5 The Company shall provide each participating director with an annual statement indicating the number of shares of Stock credited to his Stock Account as of the end of the preceding fiscal year.

5.6 Stock credited to a participating director's Stock Account shall not be subject to forfeiture for any reason.

5.7 Stock credits to a participating director's Stock Account shall be payable not later than ninety (90) days after the end of the Company's fiscal year. Upon the occurrence of a Change of Control, the Stock credits to a participating director's Stock Account as of the day immediately prior to the effective date of the event constituting the Change of Control shall be paid in full on such date.


                                   ARTICLE VI
                            CONTINUANCE OF EMPLOYMENT

Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any participant any rights with respect to the continuation of employment or engagement by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment, to remove any director or to increase or decrease the compensation of the participant from the rate in existence at the time of the granting of any Option or the credit of any Stock to any Stock Account.


                                   ARTICLE VII
                             RESTRICTIONS ON SHARES

If an Optionee gives notice to the Company of the exercise of any Option under the Plan or any Stock credits are payable under the Plan and the Company is advised by counsel that Stock cannot be issued pursuant to such exercise until the requirements of Federal or state securities laws are met, the Company shall so notify the participant and the Company shall have no liability for any delay in issuing or failure to issue such Stock until such requirements are met or as a result of the inability of the Company to comply with such requirements. However, no option which is prevented from being exercised pursuant to this paragraph shall expire until the later of (i) its expiration date pursuant to its terms or (ii) 30 days after the Company has advised the Optionee that the Company is no longer prevented by Federal or state securities laws from issuing Stock to the Optionee.


                                  ARTICLE VIII
                          PRIVILEGE OF STOCK OWNERSHIP

No participant entitled to be issued Stock under this Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as otherwise expressly provided in this Plan.


                                   ARTICLE IX
                                   ADJUSTMENT

9.1 If the number of outstanding shares of Stock is increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar


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transaction, (a) the aggregate number of shares of Stock subject to the Plan as provided in Article III above, (b) the number of shares of Stock and the Purchase Price applicable thereto specified in outstanding Option Agreements executed under the Plan, and (c) the number of Stock credits to each Stock Account, shall be appropriately and proportionately adjusted by the Board.

9.2 In the event of the payment of an extraordinary dividend by the Company on the Stock (an "extraordinary dividend" being a payment or series of payments within any 12 consecutive months in the aggregate in excess of twenty-five percent (25%) of the book value attributable to the Stock of the Company at the time of the payment of the extraordinary dividend), (a) adjustment shall be made in the purchase price of Stock under the Option for the amount of the extraordinary dividend, and (b) each participating director's Stock Account shall be credited with that number of shares (rounded to the nearest whole share) determined by multiplying the dividend amount per share by the total number of shares credited to such director's Stock Account as of the record date for such dividend and dividing the product by the Fair Market Price Per Share on the dividend payment date.

9.3 Adjustments under this Article IX shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued nor shall cash in lieu of fractional shares be paid under the Plan or in connection with any such adjustment.


                                    ARTICLE X
                                   DEFINITIONS

10.1 "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is traded only otherwise than on a securities exchange and is quoted on the NASDAQ Stock Market ("Nasdaq"), the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; (ii) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on Nasdaq, the closing quoted selling price of the Stock on the date of grant of the Option as quoted on the Nasdaq OTC Bulletin Board. In any case, if there were no sales of the Stock on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Board in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

10.2 "Change in Control" shall mean the occurrence of any of the following events: (i) any "person" (together with its "affiliates" and "associates") becoming the "beneficial owner" (each term as defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder) of 30% or more of the voting power of all outstanding securities of the Company entitled to vote for the election of directors of the Company, unless a majority of the Board as constituted prior to that time have determined in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; (ii) as a result of or in connection with any cash tender offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing, the persons who were members of the Board immediately prior to such event shall cease to constitute a majority of the Company's Board; or (iii) the Board or shareholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or the occurrence of a sale or other disposition of all or substantially all of the assets of the Company.


                                   ARTICLE XI
                        AMENDMENT AND TERMINATION OF PLAN

11.1 The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as provided


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under the provisions of Article IX; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

11.2 Subject to the provisions of Article IX, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

11.3 Subject to the provisions of Article IX, no amendment, suspension or termination of this Plan shall, without the consent of each Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.


                                   ARTICLE XII
                             EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board of Directors of the Company.


                                  ARTICLE XIII
                     TERM OF OPTIONS GRANTED UNDER THE PLAN

No Option shall be granted and the Board shall credit no Stock to any Stock Account under this Plan more than ten years from the date of adoption of the Plan.

Adopted by the Board of Directors as of the 1st day of February, 1998, amended March 28, 2000 and further amended October 25, 2000.


                                       THE SOURCE INFORMATION MANAGEMENT COMPANY


                                       By: /s/ S. Leslie Flegel
                                           -------------------------------------
                                           S. Leslie Flegel, Chairman
                                           of the Board and Chief Executive
                                           Officer




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